UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 9, 2007

Date of Report (Date of earliest event reported)

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50614	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Progress Boulevard

Alachua, Florida 32615

(Address of principal executive offices including zip code)

(386) 418-4018

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 16, 2007 the Company issued a press release announcing that all of the remaining outstanding $0.60 warrants issued in connection with its December 2005 private financing had exercised resulting in the issuance of an additional 1,387,500 shares of common stock and proceeds to the Company of $832,500. The Company had previously announced the acceleration of the Warrants to January 8, 2007. The Company received and deposited the final amounts received as a result of the early expiration of the warrants on January 9, 2007. The sale of shares of common stock upon exercise of the warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. A copy of the press release announcing the exercise of the warrants is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 16, 2007, the Company announced the exercise of the 2005 warrants that were subject to early expiration and the resulting increase in cash associated with the remaining outstanding 2005 warrants being exercised. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Information and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2007	ORAGENICS, INC.
(Registrant)

	BY:	/s/ Robert T. Zahradnik
Robert T. Zahradnik President and Chief Executive Officer